P05000024391

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies _______ Certificates of Status _______

Special Instructions to Filing Officer:

Office Use Only

500214845435

12/09/11--01008--019 **35.00

amend

FILED
2011 DEC -9 PM 1:14
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

ADR
12/12/11

COVER LETTER

TO: Amendment Section
Division of Corporations

NAME OF CORPORATION: PHILLIPS SALES & MARKETING, INC.

DOCUMENT NUMBER: P05000024391

The enclosed ***Articles of Amendment*** and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

DANIEL J. GRIECO
Name of Contact Person

DANIEL J. GRIECO, PA
Firm/ Company

8240 118TH AVENUE NORTH, SUITE 300
Address

LARGO, FL 33773
City/ State and Zip Code

PSALESANDMARKETING@HOTMAIL.COM
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

BRETT PHILLIPS at (727) 581-1500
Name of Contact Person — Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

☑ $35 Filing Fee

☐ $43.75 Filing Fee & Certificate of Status

☐ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)

☐ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address
Amendment Section
Division of Corporations
Clifton Building
2661 Executive Center Circle
Tallahassee, FL 32301

Articles of Amendment
to
Articles of Incorporation
of

FILED

2011 DEC -9 PM 1:14

SECRETARY OF STATE
TALLAHASSEE, FLORIDA

PHILLIPS SALES & MARKETING, INC.

(Name of Corporation as currently filed with the Florida Dept. of State)

P05000024391

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

____

The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

____

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

____

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent: _______________

8240 118TH AVENUE NORTH, SUITE 300
(Florida street address)

New Registered Office Address: LARGO, FL, Florida 33773
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If AMENDING the Officers and/or Directors, please list all officers/directors of the corporation as you now want the record to be. Please indicate the title(s), name and address for each officer/director.

(Our database can index up to 6 officers/directors. If you have more than 6 officers/directors, please list them on an additional sheet.)

Title(s)	Name	Address
1)_____	____________________	_________________________
2)_____	____________________	_________________________
3)_____	____________________	_________________________
4)_____	____________________	_________________________
5)_____	____________________	_________________________
6)_____	____________________	_________________________

If REMOVING an officer and/or director, please list the title(s) and name of the officer/director to be removed:

Title(s)	Name	Title(s)	Name
1)_____	____________________	4)_____	____________________
2)_____	____________________	5)_____	____________________
3)_____	____________________	6)_____	____________________

E. If amending or adding additional Articles, enter change(s) here

(attach additional sheets, if necessary). (Be specific)

ARTICLE XI

CORPORATION HEREBY AUTHORIZES FIFTY MILLION (50,000,000) COMMON SHARES PAR VALUE $.001 AND ISSUES COMMON SHARES TO THE INDIVIDUALS AND ENTITIES LISTED BELOW:

1. BRETT PHILLIPS - 25,500,000 SHARES
2. ALEX CONSULTING, INC. - 1,400,000 SHARES
3. TREASURE ISLAND CONSULTING, INC. – 1,400,000 SHARES
4. DEAN LYNCH - 200,000 SHARES

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:

(if not applicable, indicate N/A)

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(*if not applicable, indicate N/A*)

N/A

The date of each amendment(s) adoption: 11/21/2011

Effective date if applicable: 11/28/2011
(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

☐ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."
(voting group)

☑ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated 11/21/2011

Signature Brett J. Phillips
(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

BRETT PHILLIPS
(Typed or printed name of person signing)

PRESIDENT
(Title of person signing)